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                                                                    EXHIBIT 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


THE BOARD OF DIRECTORS
FRONTIER AIRLINES, INC.:


We consent to the incorporation herein by reference in the registration statements Nos. 333-13333 and 333-31389 on Form S-8 and No. 333-07699 on Form S-3 of Frontier Airlines, Inc. of our report dated June 16, 1998, relating to the balance sheets of Frontier Airlines, Inc. as of March 31, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1998, which report appears in the March 31, 1998 annual report on Form 10-K/A of Frontier Airlines, Inc.



                                        /s/ KPMG Peat Marwick LLP
                                        KPMG PEAT MARWICK LLP


Denver, Colorado
July 9, 1998